POWER OF ATTORNEY


     The undersigned hereby constitute and appoint, Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 /s/ Joseph S. DiMartino                        June 15, 1998
_____________________________
Joseph S. DiMartino

 /s/ David W.P Burke                            June 15, 1998
_____________________________
David W. Burke

 /s/ Diane Dunst                                June 15, 1998
_____________________________
Diane Dunst

 /s/ Rosalind Gersten Jacobs                    June 15, 1998
_____________________________
Rosalind Gersten Jacobs

 /s/ Jay I. Meltze                              June 15, 1998
_____________________________
Jay I. Meltzer

 /s/ Daniel Rose                                June 15, 1998
_____________________________
Daniel Rose

 /s/ Warren B. Rudman                           June 15, 1998
_____________________________
Warren B.  Rudman

 /s/ Sandor Vanocur                             June 15, 1998
_____________________________
Sandor Vanocur

Exhibit A

Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Income Funds
Dreyfus Massachusetts Intermediate Municipal Bond Fund
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund
Dreyfus Premier Value Equity Funds